UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 12, 2004 (October 11, 2004)

BURZYNSKI RESEARCH INSTITUTE, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-23425	No. 76-0136810
(Commission File Number)	(IRS Employer Identification No.)

9432 Old Katy Road, Suite 200, Houston, Texas	77055
(Address of Principal Executive Offices)	(Zip Code)

(713) 335-5697
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                                             Other Events.

On October 11, 2004, Burzynski Research Institute, Inc., a Delaware corporation (“BRI”), announced that twelve brain tumor survivors will tour the facilities of BRI in Stafford, Texas on October 15, 2004.  The press release announcing this event is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information in Item 9.01 of this report (including the Exhibit described in Item 9.01 as furnished with this report) is being furnished, not filed, pursuant to Regulation FD.  Accordingly, the information in Item 9.01 of this report will not be incorporated by reference into any registration statement filed by BRI under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.  The furnishing of the information in Item 9.01 of this report is not intended to, and does not, constitute a determination or admission by BRI that the information in Item 9.01 of this report is material or complete, or that investors should consider this information before making an investment decision with respect to any security of BRI or any of its affiliates.

Item 9.01                                             Financial Statements and Exhibits.

(c)                                  Exhibits

99.1                           Press Release, dated October 11, 2004, “Brain Tumor Survivors Visit Burzynski Research Institute, Manufacturer of Life Saving Medication.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BURZYNSKI RESEARCH INSTITUTE, INC.

Date: October 12, 2004	By:	/s/ Stanislaw R. Burzynski
Stanislaw R. Burzynski
President, Secretary, Treasurer (Chief Financial Officer) and Chairman of the Board of Directors

INDEX TO EXHIBITS

Exhibit No.	Description

*99.1	Press Release, dated October 11, 2004, “Brain Tumor Survivors Visit Burzynski Research Institute, Manufacturer of Life Saving Medication.”

*                                         Furnished herewith